Exhibit 10.88

SECURITY AGREEMENT

THIS AGREEMENT, made effective this 13th day of March ____, 2020, by and among REACH CONSTRUCTION GROUP, LLC, a North Carolina limited liability company (“Obligor”) and CUI GLOBAL, INC., a Colorado corporation (“Secured Party”).

W I T N E S S E T H:

WHEREAS, Obligor wishes to grant Secured Party a security interest in all of the accounts existing now and in the future of Obligor, including but not limited to all cash and non-cash proceeds from the collection of accounts and contracts receivables and products of such receivables, all insurance of the foregoing and all proceeds thereof, whether now or hereafter existing, all accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising or attaching (each asset is referred to as “Collateral” and all such assets are sometimes referred to collectively as "Collateral") to secure payment of the obligations evidenced by that certain Promissory Note (the “Note”) attached hereto as Exhibit "A" delivered simultaneously herewith, with any and all extensions, renewals or modifications thereof; and

WHEREAS, Secured Party wishes to receive a security interest in the Collateral to secure payment of the Note and performance of other obligations under any other agreements with Secured Party.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.        Recitals. The above recitals and the Exhibits referred to herein are true and correct and are incorporated herein by reference.

2.       Security Interest. In order to secure (i) the payment of all principal of and interest on the Note as and when the same become due and payable (whether by lapse of time, acceleration or otherwise), (ii) the payment of all fees and charges payable by the Obligor under the terms of this Agreement and the Note, (iii) the payment of all other indebtedness, obligations and liabilities arising under, and the observance and performance of all covenants and agreements contained in the Note and this Agreement, and (iv) the payment in full of all expenses and charges, legal or otherwise, including reasonable attorneys' fees, suffered or incurred by Secured Party in collecting or enforcing payment due Secured Party as evidenced by the Note, or any or all of the other foregoing indebtedness or in realizing upon, protecting or preserving any collateral security for the Note or such other indebtedness. The Obligor hereby assigns, grants and conveys to Secured Party, a continuing security interest in the Collateral wherever located. If not otherwise defined herein, capitalized terms used herein shall have the meaning as defined in the Uniform Commercial Code as enacted and in effect in the State of Texas.

3.        Priority of Security Interest. The security interest hereby assigned, granted and conveyed to Secured Party shall be a first lien priority security interest on the Collateral.

4.       Cooperation. Obligor shall, at its expense, execute all documents and do all such other acts as Secured Party may reasonably request in order to perfect Secured Party's security interest hereunder.

5.       Representations and Warranties. Obligor represents and warrants that: (i) it is the sole owner of the Collateral and has good and marketable title to the Collateral; (ii) it has full power and authority to execute this Agreement and that this Agreement constitutes the valid and binding obligation of Obligor; and (iii) it shall keep the Collateral free and clear from all liens, encumbrances or security interests of every kind except for the security interests granted hereunder.

6.        Events of Default. Any of the following shall constitute an Event of Default: (i) the happening of an Event of Default under the Note; or (ii) a breach of any representation or warranty in this Security Agreement.

7.       Remedies. Upon an Event of Default, Secured Party may, declare any outstanding indebtedness under the Note to be immediately due and payable. Secured Party may take immediate possession of the Collateral, and Obligor hereby grants Secured Party a right to take possession of any of the Collateral. Additionally, Secured Party shall have available to it all other rights and remedies in equity, or, at law, including the Uniform Commercial Code as adopted in Texas.

8.      Waivers. Obligor expressly: (i) waives notice of default; (ii) consents that the time for all payments under the Note may be extended by Secured Party and further consents that any Collateral or any part thereof may be released by Secured Party without in any way modifying, altering, releasing, effecting or limiting the liability of Obligor.

9.       Miscellaneous.

a.     This Agreement shall be construed in accordance with the laws of the State of Texas. The parties to this Agreement agree that jurisdiction and venue shall exclusively lie in the State of Texas.

b.     This Agreement contains the entire understanding between the parties and no modification hereof shall be valid unless in writing and signed by the parties.

c.     This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

d.     Obligor hereby agrees to pay all costs of Secured Party in enforcing Secured Party's rights hereunder, including without limitation, all attorneys' fees and costs.

e.     This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

CUI GLOBAL, INC.,
a Colorado corporation

/s/ William J. Clough
Print Name:	William J. Clough
Title:	Executive Chairman & General Counsel

OBLIGOR:

REACH CONSTRUCTION GROUP, LLC,
a North Carolina limited liability company

By:	/s/ Brandon Martin
Print Name:	Brandon Martin
Title:	CEO

EXHIBIT "A"

Promissory Note